                                                              EXHIBIT (d)(1)(ii)


                             FORM OF AMENDMENT NO. 1
                                     TO THE
                         INVESTMENT MANAGEMENT AGREEMENT

         AMENDMENT NO. 1 to the Investment Management Agreement ("Amendment No. 1"), dated as of [June 30, 2003], between AXA Premier VIP Trust, a Delaware statutory trust (the "Trust") and the Equitable Life Assurance Society of the United States, a New York stock life insurance company ("Equitable" or "Manager").

         The Trust and Equitable agree to modify and amend the Investment Management Agreement dated as of November 30, 2001 ("Original Agreement") as follows:

         1. New Portfolio. The Trust hereby appoints Equitable as the investment manager of the Premier VIP Aggressive Equity Portfolio and the AXA Premier VIP High Yield Portfolio ("New Portfolios") on the terms and conditions contained in the Agreement.

         2. Duration of Agreement.

            (a) With respect to each Portfolio specified in Appendix A to the Original Agreement, the Agreement continued in effect until November 30, 2003 and thereafter pursuant to subsection (c) below.

            (b) With respect to each Portfolio specified in Amendment No. 1, the Agreement will continue in effect until June 30, 2004 and may be continued thereafter pursuant to subsection (c) below.

            (c) With respect to each Portfolio, this Agreement shall continue in effect annually after the date specified in subsection (a),
                  (b) or (c), as the case may be, only so long as such continuance is specifically approved at least annually either by the Board of Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Trust, provided that in either event such continuance shall also be approved by a vote of a majority of the Trustees of the Trust who are not interested persons of any party to the Agreement, cast in person at a meeting called for the purpose of voting on such approval.

         3. Appendix A. Appendix A to the Agreement, setting forth the Portfolios of the Trust for which Equitable is appointed as the investment manager, is hereby replaced in its entirety by Appendix A attached hereto.

         Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

  AXA PREMIER VIP TRUST                 THE EQUITABLE LIFE ASSURANCE SOCIETY
                                        OF THE UNITED STATES



  By:                                   By:
     -----------------------------         ----------------------------------
           Steven M. Joenk                       Peter D. Noris
           President and                         Executive Vice President and
           Chief Executive Officer               Chief Investment Officer

                                   APPENDIX A
                                   ----------

                                 AMENDMENT NO. 1
                                     TO THE
                         INVESTMENT MANAGEMENT AGREEMENT

FUND                                                               MANAGEMENT FEE
AXA Premier VIP Large Cap Core Equity Portfolio                    0.90% of the Fund's average daily net assets

AXA Premier VIP Large Cap Growth Portfolio                         0.90% of the Fund's average daily net assets

AXA Premier VIP Large Cap Value Portfolio                          0.90% of the Fund's average daily net assets

AXA Premier VIP Small/Mid Cap Growth Portfolio                     1.10% of the Fund's average daily net assets

AXA Premier VIP Small/Mid Cap Value Portfolio                      1.10% of the Fund's average daily net assets

AXA Premier VIP International Equity Portfolio                     1.05% of the Fund's average daily net assets

AXA Premier VIP Technology Portfolio                               1.20% of the Fund's average daily net assets

AXA Premier VIP Health Care Portfolio                              1.20% of the Fund's average daily net assets

AXA Premier VIP Core Bond Portfolio                                0.60% of the Fund's average daily net assets


With respect to the following portfolios, management fee is calculated as a percentage of daily net assets of each portfolio:

                                             First              Next            Next            Next
                                          $1 Billion         $1 Billion      $3 Billion      $5 Billion     Thereafter
                                          ----------         ----------      ----------      ----------     ----------
AXA Premier VIP Aggressive Equity           0.650%             0.600%          0.575%          0.550%         0.525%
Portfolio

                                             First              Next            Next            Next
                                         $750 Million       $750 Million     $1 Billion     $2.5 Billion    Thereafter
                                         ------------       ------------     ----------     ------------    ----------
AXA Premier VIP High Yield Portfolio        0.600%             0.575%          0.550%          0.530%         0.520%